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                                                                   EXHIBIT 10.12


                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                    ---------------------------------------


     This Settlement Agreement and Mutual Release ("Settlement Agreement") made this 19 day of April, 1995 by Communications and Cablevision, Inc. and MERCOM,
     --        -----
Inc. (together with their subsidiaries, affiliates and employees hereinafter referred to as "CCI") and Kenneth Lahey (together with his successors, heirs and assigns) is based on the following facts and representations, all of which are agreed to be true;

     WHEREAS, CCI filed a Complaint against Lahey in the Ottawa County Circuit Court, Grand Haven, Michigan, Case No. 88-8995-CZ seeking a determination of its rights under an Employment Agreement and a Shareholders Agreement with Lahey;

     WHEREAS, Lahey filed a Counter-Complaint against CCI in that same action;

     WHEREAS, on March 27, 1995, the Ottawa County Circuit Court entered judgment in Lahey's favor in the amount of $2,949,000 representing the value of Lahey's rights under the Employment and Shareholders Agreements referenced above plus prejudgment interest at a rate of 5% per annum from December 31, 1987 through December 31, 1994 in the amount of $1,200,783.30 for a total of $4,150,383.30;

     WHEREAS CCI and Lahey desire to settle this lawsuit and any claims Lahey may have against CCI and to dismiss the lawsuit with prejudice;

     NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, it is agreed as follows:
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     1.   CCI agrees to pay Lahey a total of $4,300,000 in accordance with the following terms and conditions:


          A.   CCI shall pay Lahey $100,000 upon signing the Agreement.

          B.   On or before July 1, 1995, CCI shall pay Lahey $1,400,000.

          C. If CCI lacks sufficient funds to pay Lahey the sums described in paragraphs 1(A) and (B), C-TEC Corporation, the single largest investor in MERCOM, Inc., CCI's parent corporation, shall ensure that those payments are made in a timely manner.

          D.   On or before July 1, 1996, CCI shall pay Lahey $700,000.

          E.   On or before July 1, 1997, CCI shall pay Lahey $700,000.

          F.   On or before July 1, 1998, CCI shall pay Lahey $700,000.

          G.   On or before July 1, 1999, CCI shall pay Lahey $700,000.


     2. Except as set forth in paragraph (1)(C), C-TEC Corporation does not guarantee CCI's performance under this Settlement Agreement. However, C-TEC Corporation represents that it is currently involved in negotiations with a third party lender to restructure MERCOM, Inc.'s debt which would include an equity infusion to MERCOM in the form of either a subordinated debt instrument, convertible preferred stock, or a rights offering. It is anticipated that this restructuring will improve CCI's finances vis-a-vis CCI's ability to perform its obligations under this Settlement Agreement.

     3. In the event that any payment is not received in a timely fashion, Lahey shall notify CCI in writing of said default. CCI shall have 24 hours to wire transfer the funds for the allegedly untimely payment to an account designated by Lahey. If CCI fails to wire transfer the
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untimely payment within 24 hours of receiving notice from Lahey of the allegedly untimely payment, Lahey shall have the right to reinstate the March 27, 1995 Judgment with interest accruing thereafter, with a credit for any previous payments made by CCI.

     4. It is the intent of this Agreement to resolve, fully and forever, the lawsuit in accordance with the obligations and pursuant to the terms contained in this Agreement.

     5. CCI and Lahey shall cause their respective attorneys to execute and file a Stipulation dismissing the lawsuit with prejudice. CCI shall reimburse Lahey's attorneys' fees not to exceed $12,500.00.

     6. Except for contract rights arising from this Settlement Agreement, CCI and Lahey releases and forever discharges the other, their officers, employees, directors, shareholders, attorneys, agents, affiliates, successor and assigns, from all manner of actions and causes of action, suits, debts, obligations, causes of action, contracts, covenants, warranties, claims, sums of money, judgments, damages, and rights whatsoever, in law or in equity, now existing or which may thereafter accrue in favor of the other by reason of any facts or circumstances existing at the date of this Settlement Agreement, including, but not limited to, all claims which were or could have been asserted in this lawsuit.

     7. CCI and Lahey mutually covenant that, except for actions or suits based on breaches of the terms of this Settlement, each will refrain from commencing any action or suit, or prosecuting any pending action or suit, at law or in equity, on account of any action or cause of action at law or in equity which now exists or which could have been raised as of the date of this Settlement Agreement. In addition to any other liability which shall accrue upon the breach of
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this covenant, the breaching party shall be liable to pay all reasonable attorneys' fees and costs incurred by the other party in the defense of such action or suit.

     8. CCI and Lahey each understands and agrees that the acts done and evidenced by this Settlement Agreement and the releases granted under this Settlement Agreement are done and granted solely to compromise disputed claims and to avoid further costs in connection with the lawsuit; and they shall not constitute, nor be construed as, an admission that either CCI or Lahey have performed or failed to perform any act in violation of any law or regulation or the rights of any party whatsoever, or that the claims made in the lawsuit are valid. CCI expressly denies all allegations made against it.

     9. Each party to this Settlement Agreement acknowledges and represents that: (a) each has read the Settlement Agreement; (b) each clearly understands the Settlement Agreement and each of its terms; (c) each fully and unconditionally consents to the terms of this Settlement Agreement; (d) each has had the benefit and advice of counsel of his or her own selection; (e) each has executed this Settlement Agreement and Release freely, with knowledge, and without duress; (f) each is not relying upon any representations (other than those contained in this Settlement Agreement), either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

     10. This Settlement Agreement shall be binding on and inure to the benefit of the successors and assigns of CCI.

     11. It is understood and agreed by CCI and Lahey that all understandings and agreements heretofore and by the parties with respect to matters covered by this Agreement are merged into this Agreement which alone fully and completely expresses the parties' agreement.
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     12.  CCI and Lahey declare that, prior to the execution of this Agreement, they apprised themselves of sufficient relevant data in order that they might intelligently exercise their own judgments in deciding whether to execute and in deciding on the contents of this Agreement. CCI and Lahey further declare that their decision to execute this Agreement is not predicated on or influenced by any declarations or representations not set forth in this Agreement by any other person or party or any predecessors in interest, successors, assigns, officers, directors, employees, agents or attorneys of any said person or party.

     13. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     14. The individuals signing this Agreement and the releases delivered under its terms represent and warrant that they, and each of them, are duly authorized and empowered to act on behalf of and to sign for the parties for whom they have signed respectively.

     15. By signing this Settlement Agreement, C-TEC Corporation is not guaranteeing or warranting CCI's performance hereunder except with respect to paragraph 1(C).
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     IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement and Release to be executed as of the day and year first above written.



Dated:    April 19, 1995
                                   ------------------------------------
                                   Communications and Cablevision, Inc.

                                   By: /s/ Michael J. Mahoney
                                       --------------------------------

                                   Its: President and Chief Operating Officer
                                        -------------------------------------


Dated:    April 19, 1995
                                   ------------------------------------
                                   MERCOM, Inc.

                                   By: /s/ Michael J. Mahoney
                                       --------------------------------

                                   Its: President and Chief Operating Officer
                                        -------------------------------------


Dated:    April 19, 1995               /s/ Kenneth Lahey
                                       --------------------------------
                                       Kenneth Lahey
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     IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement and Release to be executed as of the day and year first above written.



Dated:    April 19, 1995
                                   ------------------------------------
                                   C-TEC Corporation

                                   By: /s/ Michael J. Mahoney
                                       --------------------------------
                                       Michael J. Mahoney

                                   Its: President and Chief Operating Officer
                                        -------------------------------------